Exhibit 21

Subsidiaries of Graco Inc.

The following are subsidiaries of the Company as of December 26, 2025.

Subsidiary	Jurisdiction of Organization	Ownership Type[1]	Percent Owned
Color Services s.r.l.	Italy	Direct	100%
Corob Brazil Ltda.	Brazil	Indirect	100%
Corob GmbH	Germany	Indirect	100%
Corob Iberia S.LU.	Spain	Indirect	100%
Corob India Private Ltd.	India	Indirect	100%
Corob Pte Ltd.	Singapore	Indirect	100%
Corob SA	Uruguay	Indirect	100%
Corob Scandinavia AB	Swenden	Indirect	100%
Corob S.p.A.	Italy	Direct	100%
Corob OY	Finland	Indirect	100%
Corob North America, Inc.	North Carolina, USA	Indirect	100%
Electric Torque Machines, Inc	Delaware, USA	Direct	100%
Gema Eastern Europe s.r.l.	Romania	Indirect	100%
Gema Europe s.r.l.	Italy	Indirect	100%
Gema México Powder Finishing, S. de R.L. de C.V.	Mexico	Direct & Indirect	100%
Gema (Shanghai) Co., Ltd.	P.R. China	Indirect	100%
Gema South East Asia Co. Ltd.	Vietnam	Direct	100%
Gema Switzerland GmbH	Switzerland	Indirect	100%
Gema USA Inc.	Minnesota, USA	Direct	100%
Gess Co.	Delaware, USA	Direct	100%
GFEC Free Zone Uruguay S.A.	Uruguay	Indirect	100%
GFEC Uruguay S.A.	Uruguay	Indirect	100%
Graco Australia Pty Ltd	Australia	Indirect	100%
Graco BV	Belgium	Indirect	100%
Graco Canada Inc.	Canada	Indirect	100%
Graco Chile SpA	Chile	Direct	100%
Graco Colombia S.A.S.	Colombia	Direct	100%
Graco Distribution BV	Belgium	Indirect	100%
Graco Equipment Manufacturing (Suzhou) Co., Ltd.	Hong Kong, P.R. China	Direct	100%
Graco Finance Hong Kong Limited	Hong Kong, P.R. China	Direct	100%
Graco Fluid Equipment (Shanghai) Co., Ltd.	P.R. China	Direct & Indirect	100%
Graco Fluid Equipment (Suzhou) Co., Ltd.	P.R. China	Indirect	100%
Graco Global Holdings	Luxembourg	Direct	100%
Graco GmbH	Germany	Indirect	100%
Graco High Pressure Equipment Inc.	Minnesota, USA	Direct	100%
Graco Hong Kong Limited	Hong Kong, P.R. China	Indirect	100%
Graco India Private Limited	India	Indirect	100%
Graco International Holdings	Luxembourg	Indirect	100%
Graco K.K.	Japan	Indirect	100%
Graco Korea Inc.	South Korea	Indirect	100%
Graco Limited	England and Wales, UK	Indirect	100%
Graco Malaysia Sdn. Bhd.	Malaysia	Indirect	100%
Graco Minnesota Inc.	Minnesota, USA	Direct	100%

Graco Ohio Inc.	Ohio, USA	Direct	100%
Graco Pumps and Spare Parts Trading LLC	United Arab Emirates	Indirect	100%
Graco S.A.S.	France	Indirect	100%
Graco Serviços e Importação de Máquinas e Equipamentos em Geral Ltda.	Brazil	Indirect	100%
Graco Singapore Pte. Ltd.	Singapore	Direct	100%
Graco Solutions Inc.	Minnesota, USA	Direct	100%
Graco Trading (Shanghai) Co., Ltd.	P.R. China	Indirect	100%
Hi-Tech Spray Equipment, S.A.	Spain	Indirect[2]	89.5%
Landtec North America, Inc.	California, USA	Indirect	100%
Novaflow Systems Inc.	Canada	Indirect	100%
Q.E.D. Environmental Systems, Inc.	Michigan, USA	Direct	100%
Q.E.D. Environmental Systems Limited	England and Wales, UK	Indirect	100%
Red Devil Equipment Company	Minnesota, USA	Direct	100%
SAT (Surface Aluminium Technologies) S.r.l.	Italy	Indirect	100%
Smith Surface Preparation Systems Inc.	Minnesota, USA	Direct	100%
Soluciones en Automatizacion y Color S.A. de C.V.	Mexico	Indirect	100%
Staffordshire Hydraulic Services Limited	England and Wales, UK	Indirect	100%
White Knight Fluid Handling Inc.	Minnesota, USA	Direct	100%

1     Ownership type indicates whether each subsidiary is directly owned by Graco Inc., indirectly owned by Graco Inc. through direct ownership by one or more of its subsidiaries, or a combination thereof.

2    10.5% of the shares of this subsidiary are held by three employees of the subsidiary.